UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
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Raven Industries, Inc.
(Name of Registrant as Specified In Its Charter)
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Memo
To: Raven Team Members
From: Dan Rykhus, President & CEO
Date: June 21, 2021
Subject: Our Next Chapter of Success

Raven Team Members,

For 65 years, our Company has been committed to Solving Great Challenges. This is our purpose and role in the world—and it provides meaning and growth in all that we do. This purpose has been evident since our founding days and has served us well as we’ve grown in and out of businesses, developed best-in-class technology, and cultivated our extraordinary culture. Throughout that time, we’ve undergone several pivotal points in our Company’s history – times when we’ve made significant change in order to advance our Company and create the best path forward. If our history has taught us anything, it’s that we know when one good story ends another one begins.

Each business of Raven is strong, well-positioned, and making tremendous progress on our bold growth initiatives. You and your Company are realizing tremendous success and are making a positive difference in the world through the work we do. I applaud you and thank you for these efforts. This success has attracted a lot of attention and created several excellent opportunities for your Company to further advance our purpose, our vision, and the work we do across our organization.

Today, we announced that Raven and CNH Industrial have entered into a merger agreement that when completed will result in the acquisition of Raven by CNH Industrial.

CNH Industrial is a large, strategic customer of our Applied Technology Division. They are a global, well-established company in the agriculture, construction, and specialty vehicles industries. We’ve known CNH Industrial for years and have mutual respect for one another. Our Board and Management are excited about this partnership and what it means for our future.

It’s important for each of us to understand how we arrived at this inflection point and why it’s exciting for Raven’s future.

Over the last several years, we’ve spent significant time defining, stabilizing, and growing our core businesses. In 2019, we launched our bold initiatives, which were significant growth drivers built on our core strengths and technology. Through that process, we gained momentum and began to attract attention from customers, partners, and our markets.

We came to believe our next chapter of success could be best realized through our partnership with CNH Industrial, and we are now working toward the successful union of our two companies. I am convinced that our team members, products, and solutions will have a much higher likelihood of long-term success within the future structure that will unfold as a result from this union.

Right now, we are in a very strong position as a company. In ATD, we have highly innovative products and services that will make CNH Industrial stronger. EFD and Aerostar are excellent businesses with exceptional teams who are delivering outstanding value to our customers. Our Corporate Services team is highly talented and provides excellent support for the divisions, compliance with our regulators, and stewardship and leadership of our Raven Way.

For the next several months, until this transaction closes and is completed, we are still Raven Industries, still owned by Raven shareholders, led by Raven leaders, and governed by the Raven Way. While it may not be business as usual in all ways, I will say that we are fully committed to every Raven Team member, to each of our bold growth initiatives, to our core businesses, and to upholding the Raven Way in all that we do. I want every Raven team member to take comfort in knowing this is how things will be running until closing.

Additionally, we will start to proactively prepare for our next success. We will work to complete this combination while continuing to meet the priorities and commitments to our customers. We have evaluated all major open projects across the company and will continue moving forward on all strategic growth initiatives and most other planned projects for the year. We will continue to put team members first and provide information needed for all of us to be successful.

Finally, Raven has taught all of us that there are great challenges worth spending your energy and time to solve. We know this because we’ve felt both the difficulty and the reward from helping solve some of the world’s most meaningful challenges. I’m grateful for your commitment to that purpose. Through your efforts and those of so many past Raven team members, we have arrived at this exciting point in our growth as a company. I thank you for your continued work and for upholding the Raven Way. I have always wanted each of you to find meaning and fulfilment through your partnership with your company and have insisted on focusing on meaningful work that will leave a lasting impression on this world. I look forward to our bright future with full confidence and genuine excitement knowing that what we have built together will thrive and grow for years to come.

With gratitude,

Dan

/s/ Daniel A. Rykhus
Daniel A. Rykhus
President and Chief Executive Officer

Important Information For Investors And Shareholders
This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Raven Industries, Inc. (“Raven”) and CNH Industrial N.V. (“CNH Industrial”). In connection with this proposed transaction, Raven may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Raven may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF RAVEN ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Raven as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Raven through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Raven will be available free of charge on Raven’s internet website at https://investors.ravenind.com or by contacting Raven’s primary investor relation’s contact by email at Margaret Carmody or by phone at Margaret.Carmody@ravenind.com.

Participants in Solicitation
Raven, CNH Industrial, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Raven is set forth in its Annual Report on Form 10-K for the fiscal year ended January 31, 2021, which was filed with the SEC on March 24, 2021, its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 9, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements contained in this communication are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may," "plans," "should," "estimate," "would," "will," "predict," "project," "potential," and similar expressions are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Raven intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although Raven believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, failure to obtain the required vote of Raven’s shareholders; the timing to consummate the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Raven; and the risk that the proposed transaction and its announcement could have an adverse effect on Raven’s ability to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers; as well as risk factors listed from time to time in Raven’s filings with the SEC. Raven cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Raven disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.